Exhibit 10.2
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933.
THE SCOTTS MIRACLE-GRO COMPANY
2006 LONG-TERM INCENTIVE PLAN
AWARD AGREEMENT FOR EMPLOYEES
RESTRICTED STOCK AWARD AWARDED TO CHRISTOPHER NAGEL ON
OCTOBER 1, 2006 (“Grant Date”)
The Scotts Miracle-Gro Company (“Company”) and its shareholders believe that their business interests are best served by ensuring that you have an opportunity to share in the Company’s business success. To this end, the Company adopted and its shareholders approved The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan (“Plan”) through which key employees, like you, may acquire (or share in the appreciation of) common shares of the Company.
We cannot guarantee that the value of your Award (or the value of the common shares you acquire through an Award) will increase. This is because the value of the Company’s common shares is affected by many factors. However, the Company believes that your efforts contribute to the value of the Company’s common shares and that the Plan (and the Awards made through the Plan) is an appropriate means of sharing with you the value of your contribution to the Company’s business success.
This Award Agreement describes the type of Award that you have been granted and the conditions that must be met before you may receive the value associated with your Award. To ensure you fully understand these terms and conditions, you should:
•	Read the Plan and the Plan’s Prospectus carefully to ensure you understand how the Plan works;

•	Read this Award Agreement carefully to ensure you understand the nature of your Award and what you must do to earn it;

•	Consult your tax advisor regarding the federal income tax effect of receiving and earning this Award, as well as the consequences if you are required to repay the value of the Award to the Company; and

•	Contact Robert J. Hanley, Vice President, Total Global Rewards at (937) 578-5630 if you have any questions about your Award. Or, you may send a written inquiry to the address shown below:
The Scotts Miracle-Gro Company
Attention: Robert J. Hanley
Vice President, Total Global Rewards
14111 Scottslawn Road
Marysville, Ohio 43041

Also, no later than November 30, 2006 you must return a signed copy of the Award Agreement to:
Edward J. Yen & Associates c/o Marc Chapman
Merrill Lynch
8425 Pulsar Pl., Ste. 200
Columbus, OH 43240
(800) 285-0648
If you do not do this, your Award will be forfeited and you will not be entitled to receive anything on account of this Award.
Section 409A of the Internal Revenue Code (“Section 409A”) imposes substantial penalties on persons who receive some forms of deferred compensation (see the Plan’s Prospectus for more information about these penalties). Your Award has been designed to avoid these penalties. However, because the Internal Revenue Service (“IRS”) has not yet issued final rules fully defining the effect of Section 409A, it is possible that your Award Agreement must be revised after the IRS issues these rules if you are to avoid these penalties. As a condition of accepting this Award, you must agree to accept those revisions, without any further consideration, even if those revisions change the terms of your Award and reduce its value or potential value.

Description of Your Restricted Stock
You have been awarded 38,000 shares of Restricted Stock. If you satisfy the conditions described in this Award Agreement, the Plan and the Prospectus, the restrictions imposed on your Restricted Stock will be removed and you will own the underlying common shares. You also must arrange to pay any taxes due on settlement.
When Your Restricted Stock Will Be Settled
Normally, on October 1, 2007, 19,000 shares of your Restricted Stock Award will vest if you are actively employed by the Company or any Affiliate or Subsidiary at that time. If you are not, your Restricted Stock will be forfeited. If you are, as soon as administratively practicable after October 1, 2007, these common shares will be distributed to you, free of any restrictions.
Then, on October 1, 2009, the remaining 19,000 shares of your Restricted Stock Award will vest if you are actively employed by the Company or any Affiliate or Subsidiary at that time. If you are not, your Restricted Stock will be forfeited. If you are, as soon as administratively practicable after October 1, 2009, these common shares will be distributed to you, free of any restrictions.
Your Restricted Stock will be held in escrow until it is settled or forfeited.
The restrictions imposed on your Restricted Stock normally will be met if you are actively employed by the Company or any Affiliate or Subsidiary (as defined in the Plan) on the pertinent vesting dates of October 1, 2007 and October 1, 2009 and all other conditions described in this Award Agreement, the Plan and the Prospectus are met.
Tax Treatment of Your Restricted Stock
The federal income tax treatment of your Restricted Stock is discussed in the Plan’s Prospectus. However, you may not make an election under Section 83(b) of the Internal Revenue Code with respect to this award.
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General Terms and Conditions
You Will Forfeit Your Restricted Stock or Be Required to Repay the Value to the Company if Your Employment Terminates
Normally, your Restricted Stock will be completely vested on October 1, 2009. However, the unvested portion of your Restricted Stock will be forfeited if you terminate employment before October 1, 2009. And, except as provided in the section titled “You May Forfeit Your Restricted Stock if You Engage in Conduct That is Harmful to the Company (or any Affiliate or Subsidiary),” if you terminate employment after October 1, 2007 but before October 1, 2009:
[a] If you terminate employment through a Voluntary Termination (as described in your Employment Agreement, effective October 1, 2006, with The Scotts Miracle-Gro

Company (“Employment Agreement”)) or are Terminated for Cause (also as described in the Employment Agreement):
[i] The unvested portion of your Restricted Stock will be forfeited;
[ii] You must pay to the Company cash equal to the product of the fair market value of a common share of the Company on October 1, 2007 multiplied by 19,000; and
[iii] You must pay to the Company the amount of cash equal to the value of all dividends (including any reinvested dividends) paid on your Restricted Stock from October 1, 2006 until your Effective Date of Termination (as defined in the Employment Agreement).
[b] If your employment is terminated due to Termination by the Company without Cause (as defined in the Employment Agreement) other than for death or Disability (as defined in the Employment Agreement):
[i] The unvested portion of your Restricted Stock will be forfeited; and
[ii] Subject to the vote and approval of the full Board of Directors (as defined in the Plan), you must pay to the Company cash equal to the product of the fair market value of a common share of the Company on October 1, 2007 multiplied by 19,000, as well as the amount of cash equal to the value of all dividends (including any reinvested dividends) paid on your Restricted Stock from October 1, 2006 until your Effective Date of Termination (as defined in the Employment Agreement).
You May Forfeit Your Restricted Stock if You Engage in Conduct That is Harmful to the Company (or any Affiliate or Subsidiary)
Regardless of parts [a] and [b] in the section titled “You Will Forfeit Your Restricted Stock or Be Required to Repay the Value to the Company if Your Employment Terminates,” you also will forfeit any outstanding Restricted Stock and must return to the Company all common shares and other amounts you have received through the Plan if, without the Company’s consent, you do any of the following within 180 days before and 730 days after terminating employment:
[a] You serve (or agree to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation or other entity or become the owner of a business or a member of a partnership that competes with any portion of the Company’s (or any Affiliate’s or Subsidiary’s) business with which you have been involved any time within five years before termination of employment or render any service (including, without limitation, advertising or business consulting) to entities that compete with any portion of the Company’s (or any Affiliate’s or Subsidiary’s) business with which you have been involved any time within five years before termination of employment;
[b] You refuse or fail to consult with, supply information to or otherwise cooperate with the Company or any Affiliate or Subsidiary after having been requested to do so;

[c] You deliberately engage in any action that the Company concludes has caused substantial harm to the interests of the Company or any Affiliate or Subsidiary;
[d] On your own behalf or on behalf of any other person, partnership, association, corporation or other entity, you solicit or in any manner attempt to influence or induce any employee of the Company or any Affiliate or Subsidiary to leave the Company’s or any Affiliate’s or Subsidiary’s employment or use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Company or any Affiliate or Subsidiary concerning the names and addresses of the Company’s or any Affiliate’s or Subsidiary’s employees;
[e] You disclose confidential and proprietary information relating to the Company’s or any Affiliate’s or Subsidiary’s business affairs (“Trade Secrets”), including technical information, product information and formulae, processes, business and marketing plans, strategies, customer information and other information concerning the Company’s or any Affiliate’s or Subsidiary’s products, promotions, development, financing, expansion plans, business policies and practices, salaries and benefits and other forms of information considered by the Company or any Affiliate or Subsidiary to be proprietary and confidential and in the nature of Trade Secrets;
[f] You fail to return all property (other than personal property), including keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that you have produced or received or have otherwise been submitted to you in the course of your employment with the Company or any Affiliate or Subsidiary; or
[g] You engaged in conduct that the Committee (as defined in the Plan) reasonably concludes would have given rise to a termination for “cause” (as defined in the Employment Agreement) had it been discovered before you terminated employment.
Your Restricted Stock May Vest Earlier Than Described Above: Normally, your Restricted Stock will vest only in the circumstances described above. However, and regardless of parts [a] and [b] in the section titled “You Will Forfeit Your Restricted Stock or Be Required to Repay the Value to the Company if Your Employment Terminates,” if there is a “Change in Control” (as defined in the Plan), your Restricted Stock may vest earlier. You should read the Plan and the Prospectus carefully to ensure that you understand how this may happen.
Rights Before Your Restricted Stock Vests: Even though your Restricted Stock is held in escrow until it is settled or forfeited, you may exercise any voting rights associated with the common shares underlying your Restricted Stock while it is held in escrow. You also will be entitled to receive any dividends paid on these common shares during this period, although these dividends will be held in escrow until the Restricted Stock is settled, reinvested in common shares of the Company (also held in escrow), and distributed to you (or forfeited) depending on whether or not you have met the conditions described in this Award Agreement and in the Plan and the Prospectus.

Beneficiary Designation: You may name a beneficiary or beneficiaries to receive any Restricted Stock that is settled after you die. This may be done only on the attached Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form need not be completed now and is not required as a condition of receiving your Award. If you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
Transferring Your Restricted Stock: Normally your Restricted Stock may not be transferred to another person. However, you may complete a Beneficiary Designation Form to name the person to receive any Restricted Stock that is settled after you die. Also, the Committee may allow you to place your Restricted Stock into a trust established for your benefit or the benefit of your family. Contact Merrill Lynch/Edward J. Yen & Associates at (800) 285-0648 or the address given below if you are interested in doing this.
Governing Law: This Award Agreement will be construed in accordance with and governed by the laws of the United States and of the State of Ohio (other than laws governing conflicts of laws).
Other Agreements: Also, your Restricted Stock will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
Adjustments to Your Restricted Stock: Your Restricted Stock will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of common shares underlying your Restricted Stock will be adjusted to reflect a stock split).
Other Rules: Your Restricted Stock also is subject to more rules described in the Plan and in the Plan’s Prospectus. You should read both of these documents carefully to ensure you fully understand all the terms and conditions of the grant of Restricted Stock under this Award Agreement.
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You may contact Merrill Lynch/Edward J. Yen & Associates at (800) 285-0648 or at the address given below if you have any questions about your Award or this Award Agreement.
Your Acknowledgment of Award Conditions
Note: You must sign and return a copy of this Award Agreement to Merrill Lynch/Edward J. Yen & Associates at the address given below no later than November 30, 2006.
By signing below, I acknowledge and agree that:
•	A copy of the Plan has been made available to me;

•	I have received a copy of the Plan’s Prospectus;

•	I understand and accept the conditions placed on my Award and understand what I must do to earn my Award;

•	I understand that if after October 1, 2007 but before October 1, 2009 my employment is terminated by a Voluntary Termination, a Termination for Cause, or (subject to the vote and approval of the full Board of Directors) a Termination by the Company without Cause other than for death or Disability (all as described or defined in the Employment Agreement), I must pay to the Company cash equal to the product of the fair market value of a common share of the Company on October 1, 2007 multiplied by 19,000, as well as the amount of cash equal to the value of all dividends (including any reinvested dividends) paid on my Restricted Stock from October 1, 2006 until my Effective Date of Termination (as defined in the Employment Agreement).

•	I understand that I should consult with my tax advisor to discuss the federal income tax effect of earning my Restricted Stock, as well as the consequences if I am required to repay the value of the Award to the Company.

•	I will consent (on my own behalf and on behalf of my beneficiaries and without any further consideration) to any necessary change to my Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Internal Revenue Code, even if those changes affect the terms of my Award and reduce their value or potential value; and

•	If I do not return a signed copy of this Award Agreement to the address shown below on or before November 30, 2006 my Award will be forfeited and I will not be entitled to receive anything on account of this Award.

Christopher Nagel		THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ Christopher Nagel	By:	/s/ David M. Aronowitz
(Signature)		David M. Aronowitz
Executive Vice President, General Counsel

Date signed: 11/9/06		Date signed: 10/30/06
A signed copy of this Award Agreement must be sent to the following address no later than November 30, 2006:
Edward J. Yen & Associates c/o Marc Chapman
Merrill Lynch
8425 Pulsar Pl., Ste. 200
Columbus, OH 43240
(800) 285-0648
After it is received, The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan
Committee will acknowledge receipt of your signed Award Agreement.

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Committee’s Acknowledgment of Receipt
A signed copy of this Award Agreement was received on November 13, 2006.

By:	/s/ Marc Chapman
Christopher Nagel
☑ Has complied with the conditions imposed on the grant and the Award Agreement remains in effect; or
☐ Has not complied with the conditions imposed on the grant and the Restricted Stock Award awarded to Christopher Nagel on October 1, 2006 is forfeited because                                                                                                      .
describe deficiency
The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan Committee

By:	/s/ ML
Date: 11/13/06
Note: Send a copy of this completed Award Agreement to Christopher Nagel and keep a copy as part of the Plan’s permanent records.

THE SCOTTS MIRACLE-GRO COMPANY
2006 LONG-TERM INCENTIVE PLAN
BENEFICIARY DESIGNATION FORM
RELATING TO RESTRICTED STOCK AWARD GRANTED TO
CHRISTOPHER NAGEL ON OCTOBER 1, 2006
1.00 Instructions for Completing This Beneficiary Designation Form
You may use this Beneficiary Designation Form to [1] name the person you want to receive any amount due under The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan after your death or [2] change the person who will receive these benefits.
There are several things you should know before you complete this Beneficiary Designation Form:
First, if you do not elect another beneficiary, any amount due to you under the Plan when you die will be paid to your surviving spouse or, if you have no surviving spouse, to your estate.
Second, your election will not be effective (and will not be implemented) unless you complete all applicable portions of this Beneficiary Designation Form and return it to Merrill Lynch/Edward J. Yen & Associates at the address given below.
Third, all elections will remain in effect until they are changed (or until all death benefits are paid).
Fourth, if you designate your spouse as your beneficiary but are subsequently divorced from that person (or your marriage is annulled), your beneficiary designation will be revoked automatically.
Fifth, if you have any questions about this Beneficiary Designation Form or if you need additional copies of this form, please contact Merrill Lynch/Edward J. Yen & Associates at (800) 285-0648 or at the address or number given below.
1.00 Designation of Beneficiary
1.01 Primary Beneficiary:
I designate the following person(s) as my Primary Beneficiary or Beneficiaries to receive any amount due after my death under the terms of the Award Agreement described at the top of this Beneficiary Designation Form. This benefit will be paid, in the proportion specified, to:

100	% to	[spouse]

		(Name)	(Relationship)

Address:

% to

		(Name)	(Relationship)

Address:

% to

		(Name)	(Relationship)

Address:

% to

		(Name)	(Relationship)

Address:

1.02 Contingent Beneficiary
If one or more of my Primary Beneficiaries die before I die, I direct that any amount due after my death under the terms of the Award described at the top of this Beneficiary Designation Form:

_____ Be paid to my other named Primary Beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased Primary Beneficiary); or

_____ Be distributed among the following Contingent Beneficiaries:

% to

		(Name)	(Relationship)

Address:

% to

		(Name)	(Relationship)

Address:

% to

		(Name)	(Relationship)

Address:

% to

		(Name)	(Relationship)

Address:

Elections made on this Beneficiary Designation Form will be effective only after this Form is received by Merrill Lynch/Edward J. Yen & Associates and only if it is fully and properly completed and signed.

2

Chrisopher Nagel

Date of Birth:

Address:

Sign and return this Beneficiary Designation Form to Merrill Lynch/Edward J. Yen & Associates at the address given below.

/s/ Christopher Nagel

Date 11/9/06	Signature
Return this signed Beneficiary Designation Form to Merrill Lynch/Edward J. Yen & Associates at the following address:
Edward J. Yen & Associates c/o Marc Chapman
Merrill Lynch
8425 Pulsar Pl., Ste. 200
Columbus, OH 43240
(800) 285-0648
Received on: 11/13/06

By:	/s/ MS

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